SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) June 11, 2001
                                                          -------------

                             PPI CAPITAL GROUP, INC.
              -----------------------------------------------------
              Exact name of registrant as specified in its charter)


          Utah                    0-25449                    87-0401453
     ----------------------------------------------------------------------
     (State or other            (Commission                (IRS Employer
     jurisdiction of            File Number)            Identification No.)
       Formation)



             3655 Nobel Drive, Suite 540, San Diego, CA     92122
             -------------------------------------------------------
              (Address of principal executive offices)    (Zip Code)



        Registrant's telephone number, including area code (858) 623 1600
                                                           --------------


                     1661 Lakeview Circle, Ogden Utah 84403
          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 1.  Changes in Control of Registrant.
         --------------------------------

     As of May 15, 2001, PPI Capital Group, Inc., a Utah corporation (the "Company"), DirectPlacement.Com, Inc., a Delaware corporation ("DPI"), and DP Merger Corp., a Delaware corporation ("MergerSub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which on June 11, 2001 (the "Effective Date") MergerSub was merged with and into DPI (the "Merger") and DPI became a wholly owned subsidiary of the Company.

     On the Effective Date, the holders of common stock of DPI received 1.25 shares of the Company's common stock, par value $.001 per share ("Common Stock"), for each outstanding share of common stock of DPI held thereby (the "Exchange Ratio"), and the holders of options and warrants issued by DPI were exchanged for options and warrants of the Company based upon the Exchange Ratio. Specifically, the Company issued (i) to the stockholders of DPI an aggregate of 19,567,231 shares of Common Stock, of which 11,531,250 shares of Common Stock were surrendered by certain members of DPI management immediately following the consummation of the Merger in exchange for certain Company performance warrants exercisable for 11,531,250 shares of Common Stock upon the satisfaction of certain performance targets (the "Share Exchange"), and (ii) the Company issued 290,625 warrants and 1,170,250 options to the former warrantholders and optionholders of DPI, respectively, at exercise prices ranging from $.80 to $1.20 per share.

     In addition, Mark Scharmann, the Company's President and Chief Executive Officer, resigned as an officer and director of the Company. The other former members of management of the Company also resigned as officers of the Company. Upon consummation of the Merger, Brian M. Overstreet and Robert F. Kyle joined the two remaining members on the Company's Board of Directors. As of the Effective Date, Mr. Overstreet, Mr. Kyle and Mr. Ran Furman became the President and Chief Executive Officer, Vice President, Secretary and General Counsel, and Chief Financial Officer, respectively, of the Company.

     Immediately prior to the consummation of the Merger, Mark Scharmann beneficially owned 1,455,973 shares of Common Stock, or 38.9 % of the shares of Common Stock outstanding. Following the consummation of the Merger and the Share Exchange, the former stockholders of DPI beneficially own 8,035,981 or approximately 68.2% of the 11,787,981 shares of Common Stock currently outstanding. The transaction will be accounted for using purchase accounting and has been effected on a tax-free basis to stockholders.

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     See Item 1. above for a description of the Merger.

     DPI was incorporated in May 1999 to provide technologically sophisticated investment banking and information services to middle market companies and institutional investors. Through its PlacementTracker.com data service, DPI has become the nationally recognized, accepted source of data on PIPE financings (Private Investments in Public Equities). By using patent pending technology, DP Securities, Inc., a wholly owned broker-dealer subsidiary of DPI, has created a central exchange where public issuers and institutional investors are able to structure and price mutually beneficial private placement transactions. Recently, DPI launched the Mini-Secondary(TM), a pioneering program that provides middle market public companies with quick access to attractively priced financing from top-tier institutions. DPI operates Internet web sites at www.directplacement.com and www.placementtracker.com.

Item 5.  Other Events and Regulation FD Disclosure.
         -----------------------------------------

     On May 15, 2001, the Board of Directors of the Company adopted the PPI Capital Group, Inc. 2001 Stock Option Plan (the "Option Plan") to recruit and retain employees, directors, officers, agents, consultants, independent contractors and advisors by enabling them to participate in the future success of the Company and to associate their interests with those of the Company and its stockholders. In accordance with the terms of the Merger Agreement, the Company issued 1,170,250 options to the former holders of options of DPI. The adoption of the Option Plan (and the issuance of the options thereunder) is subject to the approval of the Option Plan by the Company's stockholders.

     As of June 1, 2001, the Company closed on the private placement of 2,250,000 units to accredited investors, each unit consisting of one (1) share of Common Stock and three (3) Performance Warrants (as hereinafter defined), in exchange for the aggregate payment of $27,000 in immediately available funds.

     Immediately following the consummation of the Merger and pursuant to the terms of a Stock Exchange Agreement, Mr. Overstreet, Mr. Kyle and Midori USA Corporation, a corporation controlled by Mr. Overstreet, surrendered 8,071,875, 1,153,125, and 2,306,250 shares of Common Stock, respectively, in exchange for a like number of performance warrants (the "Performance Warrants"). The Performance Warrants are exercisable until May 31, 2011 at an exercise price of $.001 per share and vest based upon the satisfaction by the Company of certain performance targets. The first fifty percent (50%) of the shares issuable upon the exercise of the Performance Warrants (the "Warrant Shares") shall vest upon
(i) the Company (or any subsidiary thereof) reporting cumulative total revenues commencing with the quarter ending June 30, 2001 (the "Initial Quarter") and thereafter during the Exercise Period ("Cumulative Total Revenues") of not less than $10 million, or (ii) the Company (or any subsidiary thereof) reporting cumulative EBITDA (earnings before the payment of interest and taxes and before any deduction for depreciation and amortization) commencing with the Initial Quarter and thereafter during the Exercise Period ("Cumulative EBITDA") of not less than $1 million; or (iii) the Company (or any subsidiary thereof) reporting cumulative Gross Placements (as hereinafter defined) commencing with the Initial Quarter and thereafter during the Exercise Period ("Gross Placements") of not less than $50 million. The remaining Warrant Shares shall vest upon (i) the Company (or any subsidiary thereof) reporting Cumulative Total Revenues commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $20 million, or (ii) the Company (or any subsidiary thereof) reporting Cumulative EBITDA commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $2 million; or (iii) the Company (or any subsidiary thereof) reporting Cumulative Gross Placements commencing with the Initial Quarter and thereafter during the Exercise Period of not less than $100 million (collectively, the "Remaining Warrant Share Targets"). Satisfaction of 25% of either of the Remaining Warrant Share Targets accelerates the vesting with respect to 25% of the remaining Warrant Shares. "Gross Placements" means the gross proceeds received by third party issuers resulting from the sale or placement of its securities by the Company and/or its subsidiaries to investors without reduction, offset, or decrease for any costs or expenses incurred by such issuer and its subsidiaries in connection therewith.

     On the Effective Date, the Company relocated it executive offices from 1661 Lakeview Circle, Ogden Utah 84403 to 3655 Nobel Drive, Suite 540, San Diego, CA 92122, telephone number (858) 623-1600.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

     (a) Financial statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this Current Report is required to be filed with the Commission.

     (b) Exhibits

         1. Stock Exchange Agreement dated as of June 11, 2001 among the Company, Brian M. Overstreet, Robert F. Kyle and Midori USA Corporation.
         2.  Form of Performance Warrant.
         3.  PPI Capital Group, Inc. 2001 Stock Option Plan.

Item 8.  Change in Fiscal Year.
         ---------------------

     On June 20, 2001, the Board of Directors of the Company approved the change in the Company's fiscal year end from October 31 to December 31. The Company will file a Quarterly Report on Form 10-QSB for the period ended June 30, 2001.


                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                       PPI CAPITAL GROUP, INC.



                                       By: /s/ BRIAN M. OVERSTREET
                                           -------------------------------------
                                           Name: Brian M. Overstreet
                                           Title: President and Chief Executive
                                                  Officer

Dated: June 25, 2001